CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (No. 333-30716) of Bancorp Connecticut, Inc. (Company) of our report dated April 27, 2001 relating to the financial statements of the Southington Savings Bank 401(k) Plan, which appears in this Form 11-K.

/s/ PricewaterhouseCoopers LLP
 Hartford, Connecticut
June 25, 2001